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Exhibit 10.8

                                MICROISLET, INC.
                              STOCK UNITS AGREEMENT

MicroIslet, Inc., a Nevada corporation (the "Company"), hereby awards Stock Units to the Participant named below. The terms and conditions of the award are set forth in this cover sheet and in the attached Stock Units Agreement (the "Agreement").

Date of Award:

Name of Participant:

Number of Stock Units Awarded:



    By signing this cover sheet, you agree to all of the terms and conditions described in the attached Stock Units Agreement.




Participant: ------------------------------------------------------------------
                                   (Signature)

Company:-----------------------------------------------------------------------
                                   (Signature)

         Title:----------------------------------------------------------------


Attachment

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                                MICROISLET, INC.
                              STOCK UNITS AGREEMENT

Award of Stock Units       MicroIslet, Inc. awards you the number of Stock Units
                           shown on the cover sheet of this Agreement. No cash consideration shall be required of the Participant in connection with the grant of the Stock Units. The award is subject to the terms and conditions of this Agreement. In connection with this Award, you acknowledge and agree that the Company has provided you with access to all material information regarding the Company. Capitalized terms used in this Agreement are defined below under the heading "Definitions."


Administration             The Plan shall be administered by the Administrator.

                           Subject to the provisions of the Agreement, the Administrator shall have the authority, in its discretion:

                           (i) to correct administrative errors;

                           (ii) to construe and interpret the terms of the Agreement;

                           (iii) to adopt rules and procedures relating to the operation and administration of the Agreement to accommodate the specific requirements of applicable laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt the rules and procedures regarding payments, withholding procedures and handling of stock certificates;

                           (iv) to prescribe, amend and rescind rules and regulations relating to the Agreement;

                           (v) to modify or amend this award, including, but not limited to, the acceleration of vesting and/or waiver of forfeiture restrictions, provided, however, that any such amendment may not materially impair this award unless agreed to in writing by the Participant;

                           (vi) to allow the Participant to satisfy any required withholding tax amounts by electing to have the Company withhold from the Shares to be issued pursuant to this award that number of Shares having a fair market value equal to the amount required to be withheld. The fair market value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by the Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

                           (vii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of this award;

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                           (viii) to impose such restrictions, conditions or
                           limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under this award, including, without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

                           (ix) to make all other determinations deemed necessary or advisable for administering this award.

                           All decisions, determinations and interpretations by the Administrator regarding this award, any rules and regulations and the terms and conditions of this award, shall be final and binding on all persons including the Participant. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.


Indemnification            To the maximum extent permitted by applicable law,
                           the Administrator and its delegates shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

Vesting As long as you render continuous Service to the Company, you will become vested in [number of Stock Units/12] Stock Units on each monthly anniversary of [insert date Letter of Agreement is executed], with full vesting of the entire award occurring on the first anniversary of [insert date Letter of Agreement is executed]. In the event that your Service ceases for any reason prior to the first anniversary of the Date of Award, you will forfeit to the Company without consideration all of the Stock Units subject to this award which are unvested on the date Service ceases.

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Settlement                 To the extent a Stock Unit becomes vested and subject
                           to your satisfaction of any tax withholding obligations (as discussed below) and the provisions below concerning Suspension of Award, each vested Stock Unit will entitle you to receive one Share which will be distributed to you on the earlier of
                           (i) six months after each of the applicable vesting date(s) (or the first business day thereafter if the vesting date is not a business day) or (ii) a Change in Control, in exchange for such Stock Unit. Issuance of Shares shall be in complete satisfaction of such vested Stock Units. Such settled Stock Units shall be immediately cancelled and no longer outstanding and you shall have no further rights or entitlements related to those settled Stock Units.

No Assignment              Stock Units shall not be sold, anticipated, assigned,
                           attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law.
                           However, this shall not preclude a transfer of vested
                           Stock Units by will or by the laws of descent and distribution. In addition, pursuant to Company procedures, you may designate a beneficiary who will receive any outstanding vested Stock Units in the event of your death.

Voting and Other Rights    The holder of the Stock Units shall have no rights
                           other than those of a general creditor of the Company. Subject to the terms of this Agreement, a holder of outstanding Stock Units has none of the rights and privileges of a stockholder of the Company, including no right to vote or to receive dividends (if any) or dividend equivalents. Subject to the terms and conditions of this Agreement, Stock
                           Units create no fiduciary duty of the Company to you and represent only an unfunded and unsecured contractual obligation of the Company. The Stock
                           Units shall not be treated as property or as a trust fund of any kind.

                           You, or your estate or heirs, have no rights as a stockholder of the Company until a certificate for your Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.


Restrictions on            The Company will not issue any Shares if the issuance
Issuance                   of such Shares at that time would violate any law or
                           regulation.



Taxes and Withholding      You will be solely responsible for payment of any and
                           all applicable taxes associated with this award.

                           The delivery to you of any Shares underlying vested Stock Units will not be permitted unless and until you timely have satisfied any withholding or other taxes that may be due. Any such tax withholding obligations may be settled by the Company withholding and retaining a portion of the Shares from the Shares that would otherwise be deliverable to you under the vesting stock units. Such withheld Shares will be applied to pay the withholding obligation by using the aggregate fair market value of the withheld Shares as of the date of vesting. You will be delivered the net amount of vested Shares after the Share withholding has been effected and you will not receive the withheld Shares.

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Code Section 409A          This award will be administered and interpreted to
                           comply with Code Section 409A. The Participant acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify this Agreement in any manner and delay the issuance of any Shares issuable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any regulations promulgated under the Code or guidance from the Internal Revenue Service as the Company deems appropriate or advisable.

                           Notwithstanding anything to the contrary, if, upon your "separation from service" (as defined in Code
                           Section 409A), you are then a Company "specified employee" (as defined in Code Section 409A), then to the extent necessary to comply with Code Section 409A, the Company shall defer payment of certain of the amounts owed to you under this Agreement until the earlier of (i) five (5) days after the Company receives notification of your death or (ii) the first business day of the seventh month following your separation from service. Any such delayed payments shall be made to you (or your beneficiaries) without interest.


Restrictions on Resale     By signing this Agreement, you agree not to sell any
                           Shares acquired pursuant to this award at a time when applicable laws, regulations or Company or underwriter trading policies prohibit sale.

                           If the sale of Shares acquired under this award is not registered under the Securities Act of 1933, as amended, but an exemption is available which requires an investment or other representation and warranty, you shall represent and agree that the Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations and warranties as are deemed necessary or appropriate by the Company and its counsel.


No Retention Rights        This Agreement is not an employment or consulting
                           agreement and does not give you the right to be retained in any capacity by the Company. The Company reserves the right to terminate your Service at any time and for any reason.


Adjustments                If any change in the outstanding Common Stock subject
                           to this award results from any stock split, reverse stock split, combination, consolidation, spin-off, recapitalization, exchange of Shares, or any capital adjustment or transaction similar to the foregoing or any distribution to holders of Common Stock other than regular cash dividends, then (A) the number, kind and class of Shares covered by this award and
                           (B) any other affected terms of this award, shall be proportionally adjusted to prevent dilution or enlargement of rights. No adjustment shall result in any fractional Stock Units remaining after the Award is adjusted and any such fractional amount shall be settled within 30 days by the Company with cash or other property.

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Legends                    All certificates representing the Common Stock issued
                           under this award may, where applicable, have endorsed thereon the following legends and any other legend the Company determines appropriate:

                           "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN
                           REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."


Notice Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice to be given or delivered to you relating to this Agreement shall be in writing and addressed to you at such address of which you advise the Company in writing. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.


Limitation on Liability    The Company and any Affiliate which is in existence
                           or hereafter comes into existence shall not be liable to the Participant or any other persons as to:

                           (a) The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

                           (b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant or other person due to the receipt, vesting or settlement of this award.


Unfunded Award             This award is unfunded. Although bookkeeping accounts
                           may be established with respect to this award, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by this award, nor shall this Agreement be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under this Agreement. Any liability of the Company to the Participant with respect to this award shall be based solely upon any contractual obligations which may be created by the Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.
                           Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Agreement.

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Interpretation and         In the event that any provision of this award is
Reformation                declared to be illegal, invalid or otherwise
                           unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of this award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

                           The terms of the award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

                           All questions arising under the award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration by JAMS/Endispute with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator's decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator's decision, and the Participant shall as a condition to the receipt of this award be deemed to explicitly waive any right to judicial review.


Suspension of Award        If at any time the Administrator reasonably believes
                           that the Participant has committed an act of Cause
                           (which includes a failure to act), the Administrator may suspend the Participant's right to vesting of the Stock Units and settlement of vested Shares pending a determination of whether there was in fact an act of Cause. If the Administrator determines the Participant has committed an act of Cause, all of Participant's outstanding Award shall then terminate without consideration, and there shall be no further settlement. Any determination by the Administrator with respect to the foregoing shall be final, conclusive and binding on all interested parties.


Cooperation and Other      You and the Company agree to execute such further
Agreements                 instruments and to take such further action as may
                           reasonably be necessary to carry out the intent of this Agreement.

                           This Agreement constitutes the entire understanding between you and the Company regarding this award of Stock Units. Any prior agreements, commitments or negotiations are superseded.


Applicable Law             This Agreement will be interpreted and enforced under
                           the laws of the State of New York. The parties agree that any suit, action, or proceeding arising out of or relating to this Agreement shall be brought in a court of appropriate jurisdiction located in New
                           York, New York, except those to be submitted to arbitration as set forth in
                           "Interpretation/Reformation" above.

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Definitions               "Administrator" shall mean the Company's Board, any
                           Committees or such of their delegates as shall be administering the Agreement

                           "Affiliate" shall mean any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

                           "Award" or "award" shall mean the Stock Units that are the subject of this Agreement.

                           "Board" shall mean the Board of Directors of the Company.

                           "Cause" shall mean (i) a conviction of the Participant for a felony crime or the failure of the Participant to contest prosecution for a felony crime, or (ii) the Participant's misconduct, fraud, disloyalty or dishonesty (as such terms may be defined by the Administrator in its sole discretion), or (iii) any unauthorized use or disclosure of confidential information or trade secrets by the Participant, or (iv) the Participant's negligence, malfeasance, breach of fiduciary duties, neglect of duties, or (v) any material violation by the Participant of a written Company policy or any material breach by the Participant of a written agreement with the Company, or (vi) any other act or omission by a Participant that, in the opinion of the Administrator, could reasonably be expected to adversely affect the Company's business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (vi), whether or not a "Cause" event has occurred will determined by the Administrator in its sole discretion and the Administrator's determination shall be conclusive, final and binding on all persons.

                           "Change in Control" shall mean any of the following, unless the Administrator provides otherwise:

                           (i) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction);

                           (ii) the sale of all or substantially all of the Company's assets to any other person or entity (other than a wholly-owned subsidiary);

                           (iii) the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) in the outstanding shares of Common Stock by any person or entity (including a "group" as defined by or under Section 13(d)(3) of the Securities Exchange Act of 1934 as amended);


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                           (iv) the dissolution or liquidation of the Company;

                           (v) a contested election of directors, as a result of which or in connection with which the persons who were directors before such election or their nominees cease to constitute a majority of the Board; or

                           (vi) any other event specified by the Board or a Committee, regardless of whether at the time this Stock Units are granted or thereafter.

                           Notwithstanding the foregoing, the term "Change in Control" shall not include (i) any underwritten public offering of Shares registered under the Securities Act of 1933, as amended or (ii) any transaction or series of transactions which does not constitute a change in effective ownership or control of the Company or change in ownership of substantial portion of the Company's assets as such terms are described under Code Section 409A.

                           "Code" shall mean the Internal Revenue Code of 1986, as amended.

                           "Committee" shall mean a committee of directors appointed by the Board.

                           "Common Stock" shall mean the common stock of the Company.

                           "Service" shall mean that the Participant is performing bona fide services to the Company as a non-employee consultant.

                           "Share" shall mean one share of the Common Stock.

                           "Stock Unit" shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under this Agreement, payable in Shares. Stock Units represent an unfunded and unsecured obligation of the Company.


                  By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above.

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